Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, except for Note 1b, as to which the date is August 14, 2023, with respect to the consolidated financial statements of Otonomo Technologies Ltd., incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

October 19, 2023